Exhibit 99.1

FOR IMMEDIATE RELEASE

THE WALT DISNEY COMPANY ANNOUNCES EXPIRATION AND FINAL RESULTS OF REGISTERED EXCHANGE OFFER FOR NOTES ISSUED IN CONNECTION WITH PRIOR PRIVATE EXCHANGE OFFER

BURBANK, Calif., November 25, 2019 – The Walt Disney Company (the “Company”) (NYSE: DIS) announced today the expiration and final results of its offer to exchange (the “Registered Exchange Offer”) any and all of the $14,098,439,000 aggregate principal amount of its outstanding senior unsecured notes (the “Private Placement Notes”) previously issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of new notes registered under the Securities Act (the “Registered Notes”).

The Registered Exchange Offer expired at 5:00 p.m., New York City time, on November 22, 2019 (the “Expiration Date”). As of the Expiration Date, the principal amounts of Private Placement Notes set forth in the table below had been validly tendered and not validly withdrawn. The Company has accepted for exchange all such tendered Private Placement Notes in the Registered Exchange Offer.

Series of Private Placement Notes	Aggregate Principal Amount Outstanding at Commencement	Aggregate Principal Amount Tendered as of the Expiration Date
5.650% Notes due 2020	$370,982,000	$363,630,000
4.500% Notes due 2021	$863,324,000	$855,743,000
3.000% Notes due 2022	$921,824,000	$910,435,000
8.875% Notes due 2023	$198,404,000	$195,212,000
4.000% Notes due 2023	$284,844,000	$284,429,000
7.750% Notes due January 2024	$186,329,000	$186,299,000
7.750% Notes due February 2024	$68,112,000	$68,075,000
9.500% Notes due 2024	$192,745,000	$192,741,000
3.700% Notes due 2024	$577,316,000	$576,766,000
8.500% Notes due 2025	$186,242,000	$185,378,000
3.700% Notes due 2025	$592,298,000	$592,294,000
7.700% Notes due 2025	$238,084,000	$238,064,000
7.430% Notes due 2026	$229,499,000	$228,699,000
3.375% Notes due 2026	$436,340,000	$436,285,000
7.125% Notes due 2028	$194,125,000	$183,840,000
7.300% Notes due 2028	$195,582,000	$193,923,000
7.280% Notes due 2028	$195,100,000	$193,731,000
7.625% Notes due 2028	$187,789,000	$187,749,000
6.550% Notes due 2033	$342,347,000	$342,347,000
8.450% Notes due 2034	$194,866,000	$193,866,000
6.200% Notes due 2034	$984,222,000	$982,472,000
6.400% Notes due 2035	$973,196,000	$971,816,000
8.150% Notes due 2036	$239,786,000	$239,786,000
6.150% Notes due 2037	$321,934,000	$320,934,000
6.650% Notes due 2037	$1,234,237,000	$1,223,938,000
6.750% Notes due 2038	$141,229,000	$141,229,000
7.850% Notes due 2039	$111,283,000	$111,283,000
6.900% Notes due 2039	$236,418,000	$236,418,000
6.150% Notes due 2041	$631,871,000	$631,871,000
5.400% Notes due 2043	$683,836,000	$679,686,000
4.750% Notes due 2044	$588,724,000	$588,724,000
4.950% Notes due 2045	$399,301,000	$398,301,000
7.750% Notes due 2045	$324,985,000	$324,485,000
4.750% Notes due 2046	$399,892,000	$399,892,000
7.900% Notes due 2095	$93,955,000	$93,453,000
8.250% Notes due 2096	$77,418,000	$77,260,000
Total	$14,098,439,000	$14,031,054,000

Upon the settlement of the Registered Exchange Offer, holders of Private Placement Notes who validly tendered and did not validly withdraw such notes prior to the Expiration Date will receive a like principal amount of Registered Notes of the applicable series. The Company expects that such settlement will occur on or about November 26, 2019.

The terms of the Registered Notes to be issued upon the settlement of the Registered Exchange Offer are substantially identical to the terms of the corresponding series of Private Placement Notes, except that the Registered Notes will be registered under the Securities Act and the transfer restrictions applicable to the Private Placement Notes will not apply to the Registered Notes. The Registered Notes will represent the same debt as the Private Placement Notes, and the Company will issue the Registered Notes under the same indenture that governs the applicable series of Private Placement Notes.

The Registered Exchange Offer was made pursuant to the terms and subject to the conditions set forth in a prospectus filed with the Securities and Exchange Commission dated October 22, 2019 and related letter of transmittal. This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein.

Cautionary Notes on Forward Looking Statements

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. The Company has based these forward-looking statements on its current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results are necessarily estimates reflecting the best judgment of the management of the Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in the Company’s Annual Report on Form 10-K for the year ended September 28, 2019 under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Exchange Act, that include “Risk Factors” or that discuss risks to us.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The Company does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

Media Contact:

David Jefferson

david.j.jefferson@disney.com

818-560-4832

Investor Contact:

Lowell Singer

lowell.singer@disney.com

818-560-6601